By Electronic Delivery to: nancy@1stpeoplesbank.com

April 8, 2011

Ms. Nancy E. Aumack
Chief Financial Officer
FPB Bancorp Inc.
1301 S.E. Port St. Lucie Boulevard
Port St. Lucie, Florida 34952

Re: FPB Bancorp Inc. (the “Company”) – Staff Determination
Nasdaq Symbol: FPBI

Dear Ms. Aumack:

As you are aware, on October 8, 2010, Staff notified the Company that the bid price of its common stock had closed at less than $1 per share over the previous 30 consecutive business days, and, as a result, did not comply with Listing Rule 5550(a)(2) (the “Rule”). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until April 6, 2011, to regain compliance with the Rule.

The Company has not regained compliance with the Rule and is not eligible for a second 180 day period to regain compliance with the bid price requirement. Specifically, the Company does not meet the minimum $1 million market value of publicly held shares (“MVPHS”) continued listing requirement for The Nasdaq Capital Market. In that regard, as of April 6, 2011, the Company’s MVPHS was $601,762.

Accordingly, unless the Company requests an appeal of this determination as described in further detail below, we have determined that the Company’s securities will be scheduled for delisting from The Nasdaq Capital Market and will be suspended at the opening of business on April 19, 2011, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

The Company may appeal Staff’s determination1 to the Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. Please use the link, “Hearing Requests & Process” on the attached chart for detailed information regarding the hearings process. If you would like additional information regarding the hearings process, please call the Hearings Department at +1 301 978 8203.

____________________________________________________________________________________________________________________________________________
1 On March 30, 2011, Staff notified the Company that the MVPHS of its common stock had been below $1 million for 30 consecutive trading days, and accordingly, that it did not comply with Listing Rule 5550(a)(5). The Company was provided a grace period until September 26, 2011, to regain compliance. If the Company appeals, it needs to address this issue at its hearing.

Ms. Nancy E. Aumack
April 8, 2011

A hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. Hearing requests should not contain arguments in support of the Company’s position. The Company may request either an oral hearing or a hearing based solely on written submissions. The fee for an oral hearing is $5,000; the fee for a hearing based on written submissions is $4,000. Please send your non-refundable hearing fee by wire transfer to “The NASDAQ Stock Market LLC” in accordance with the instructions on the attached Hearing Fee Payment Form.hearings@nasdaqomx.com . 2 The request for a hearing must be received by the Hearings Department no later than 4:00 p.m. Eastern Time on April 15, 2011. Please note that the suspension and delisting will be stayed only if the Hearings Department (the Rockville, MD location) receives the Company’s hearing request on or before 4:00 p.m. Eastern Time on or before this date. The request and confirmation of the wire transfer3should be sent to the attention of Amy Horton, Associate General Counsel, Nasdaq Office of General Counsel, via email at:

Please note that the Company will be asked to provide a plan to regain compliance to the Panel. Accordingly, the Company may wish to consider presenting a plan that includes a discussion of the events that it believes will enable it to regain compliance in this time frame and a commitment to effect a reverse stock split, if necessary.4

Listing Rule 5835 prohibits communications relevant to the merits of a proceeding under the Listing Rule 5800 Series between the Company and the Hearings Department unless Staff is provided notice and an opportunity to participate. In that regard, Staff waived its right to participate in any oral communications between the Company and the Hearings Department. Should Staff determine to revoke such waiver, the Company will be immediately notified, and the requirements of Listing Rule 5835 will be strictly enforced.

Our Rules require that the Company promptly disclose receipt of this letter by either filing a Form 8-K, where required by SEC rules, or by issuing a press release. The announcement needs to be made no later than four business days from the date of this letter and must include the continued listing criteria that the Company does not meet.5 The Company must also submit the announcement to Nasdaq’s MarketWatch Department.6 If the announcement is publicly released during Nasdaq market hours (7:00 am – 8:00 pm Eastern Time), you must notify MarketWatch at least 10 minutes prior to its public release. If the public announcement is made outside of Nasdaq market hours, the Company must notify MarketWatch of the announcement prior to 6:50 a.m. Eastern Time. For your convenience attached is a list of news services. Please note that if you do not make the required announcement trading in your securities will be halted.7

While the suspension announcement will be included on the “Daily List,” which is posted and available to subscribers of www.Nasdaqtrader.com at approximately 2:00 p.m. on April 18, 2011,

_____________________________________________________________________________________________________________________________________________________________________________________________________
2 The Form also includes instructions for payment by check.
3 The confirmation of the wire transfer should be provided in an electronic file such as a PDF document attached to the email request.
4 Panels do not typically consider a plan that relies on the market reaction to news as a definitive plan.
5 Listing Rule 5810(b).
6 The notice must be submitted to Nasdaq’s MarketWatch Department through the Electronic Disclosure submission system available at www.NASDAQ.net.
7 Listing IM-5810-1.

Ms. Nancy E. Aumack
April 8, 2011

news of the suspension may not be deemed publicly disseminated until the Company makes an announcement through a Regulation FD compliant means of communication.

If the Company does not appeal Staff’s determination to the Panel, the Company’s securities will not be immediately eligible to trade on the OTC Bulletin Board or in the “Pink Sheets.” The securities may become eligible if a market maker makes application to register in and quote the security in accordance with SEC Rule 15c2-11, and such application (a “Form 211”) is cleared.8 Only a market maker, not the Company, may file a Form 211.

If you have any questions, please contact Moira Keith, Associate Director at, +1 301 978 8052.

Sincerely,

Randy Genau
Director
Nasdaq Listing Qualifications
Enclosures

8 Pursuant to FINRA Marketplace Rules 6530 and 6540, a Form 211 cannot be cleared if the issuer is not current in its filing obligations.

The Nasdaq Capital Market
Initial Listing Requirements

This table identifies the minimum standards for initial listing on The Nasdaq Capital Market. Each incidence of non-compliance by the Company is denoted with an “X”.

COMPANY SYMBOL: FPBI

Requirements	Equity Standard		Market Value Standard		Net Income Standard
Stockholders’ equity	$5 million		$4 million		$4 million
Market value of listed securities	N/A		$50 million	X	N/A
Net income from continuing operations (in the latest fiscal year or in two of the last three fiscal years)	N/A		N/A		$750,000	X
Publicly held shares	1 million		1 million		1 million
Market value of Publicly held shares	$15 million	X	$15 million	X	$5 million	X
Bid price	$4	X	$4	X	$4	X
Public holders	300		300		300
Market makers	3		3		3
Corporate governance	Yes		Yes		Yes

NASDAQ REFERENCE LINKS

Topic	Description
NASDAQ Listing Rules	All initial and continued listing rules
Corporate Governance	Independent directors, committee requirements and shareholder approval
Fees	FAQ’s Listing Fees
Frequently Asked Questions (FAQ’s)	Topics related to initial and continued listing
Hearing Requests & Process	Discussion of the Nasdaq Hearings process
Listing of Additional Shares (LAS)	Explanation of Nasdaq’s Listing of Additional Shares process
Transfer to the Nasdaq Capital Market	Procedures and application to transfer securities to the Nasdaq Capital Market

Access to all Nasdaq listing information and forms can be accessed at the following:
https://listingcenter.nasdaqomx.com/Home.aspx

DIRECTORY OF NEWS SERVICES*

The use of any of these services will satisfy NASDAQ’s listing rules that require the disclosure of specific information in a press release or public announcement. The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.

News Service	Internet Address	Telephone Number
Bloomberg Business News	www.bloomberg.com	Phone: +1 212 318 2000
Business Wire	www.businesswire.com	Toll free: +1 800 227 0845 Phone: +1 415 986 4422
Dow Jones News Wire	www.dowjones.com	Toll free: +1 800 223 2274 Phone: +1 212 416 2400
GlobeNewswire (A NASDAQ OMX Co.)	www.globenewswire.com	Toll free: +1 800 307 6627 Phone: +1 310 642 6930
MarketWire	www.marketwire.com	Toll free: +1 800 774 9473 Phone: +1 310 765 3200
PR Newswire	www.prnewswire.com	Toll free: +1 800 776 8090 Phone: +1 201 360 6700
Reuters	www.thomsonreuters.com	Phone: +1 646 223 4000

* Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set forth in Listing Rule(s) ___________.

The NASDAQ Stock Market

Hearing Payment Form

Listing Rule 5815(a) requires the issuer to submit a fee to cover the costs of the hearing. The fee for an oral hearing is $5,000. The fee for a written hearing is $4,000. NASDAQ requests that the fee be paid concurrently with your hearing request by wire transfer following the instructions below. If you do not have access to wire transfer, you may pay by check

Payment By Wire: Please use the following instructions and include the specific reference information provided below when transmitting your payment.

By Federal Reserve Wire		By American Clearing House
The NASDAQ Stock Market LLC		The NASDAQ Stock Market LLC
Bank Name:	Wachovia Bank, N.A.	Bank Name:	Wachovia Bank, N.A.
Bank Address:	New York, NY	Bank Address:	New York, NY
SWIFT Number:	PNBPUS3NNYC	SWIFT Number:	PNBPUS3NNYC
ABA Number:	031201467	ABA Number:	026012881
Beneficiary:	NASDAQ	Beneficiary:	NASDAQ
Account Number:	2000031405177	Account Number:	2000031405177
Reference:	Company name, symbol,	Reference:	Company name, symbol,
and note that the fee is for a hearing.		and note that the fee is for a hearing.

Payment By Check: The check must be made payable to The NASDAQ Stock Market LLC and sent under separate cover to the address provided below. Please complete this form and submit it with your payment.

COMPANY NAME                                                                                                                               SYMBOL

ADDRESS

ADDRESS

REMITTER NAME
 (IF NOT THE SAME AS THE COMPANY)

CHECK ENCLOSED IN THE AMOUNT OF $                                                        CHECK NO.

Please mail this form and your payment by courier/overnight to:

The NASDAQ Stock Market LLC
Office of General Counsel - Hearings
Lockbox 90200
c/o Wachovia Bank, N.A.
401 Market Street
Philadelphia, PA 19106